UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

AZUR HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-25824	13-3337553
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954-763-1515

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐  Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2006, we entered into an Agreement dated as of August 4, 2006 and effective as of July 28, 2006 (the “Purchase Agreement”) with Azur Shell Landing II, LLC, a Mississippi limited liability company (“ASLD II”), Azur Shell Landing Resort, Inc., a Mississippi corporation of which we own 75% of the outstanding capital stock (“ASLR”), Azur International, Inc., a Nevada corporation of which we own approximately 89.4% of the outstanding capital stock (“AII”), and Forsythe Partners, LLC, a Mississippi limited liability company (“Forsythe”). Information concerning such Purchase Agreement is set forth in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2006 and which Item 1.01 is in its entirety incorporated herein by reference.

As set forth in a press release we issued on October 5, 2006, a copy of which is attached hereto as Exhibit 99.1, we have agreed to extend the closing date of the Purchase Agreement until October 16, 2006

Item 9.01  Financial Statements and Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description of Exhibit

99.1	Press release, dated October 5, 2006*
_____________________________________
* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZUR HOLDINGS, INC.

October 5, 2006	By:	/s/ Donald Winfrey
Donald Winfrey
President